Exhibit 99.1

Contacts:
PR/Media Inquiries: Teresa Johnson Merit Medical	Investor Inquiries: Mike Piccinino, CFA, IRC Westwicke - ICR
+1-801-208-4295	+1-443-213-0509
tjohnson@merit.com	mike.piccinino@westwicke.com

FOR IMMEDIATE RELEASE

MERIT MEDICAL REPORTS RESULTS FOR
FIRST QUARTER MARCH 31, 2023

●	Q1 2023 reported revenue of $297.6 million, up 8.0% compared to Q1 2022
●	Q1 2023 constant currency revenue, organic* up 9.8% compared to Q1 2022
●	Q1 2023 GAAP operating margin of 8.9%, compared to 5.5% in Q1 2022
●	Q1 2023 non-GAAP operating margin* of 16.1%, compared to 14.6% in Q1 2022
●	Q1 2023 GAAP EPS $0.36, compared to $0.18 in Q1 2022
●	Q1 2023 non-GAAP EPS* of $0.64, compared to $0.53 in Q1 2022

*  Constant currency revenue; constant currency revenue, organic; non-GAAP EPS; non-GAAP net income; non-GAAP operating income and margin; non-GAAP gross profit and margin; and free cash flow are non-GAAP financial measures. A reconciliation of these financial measures to their most directly comparable GAAP financial measures is included under the heading “Non-GAAP Financial Measures” below.

SOUTH JORDAN, Utah, April 26, 2023 -- Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading global manufacturer and marketer of healthcare technology, today announced revenue of $297.6 million for the quarter ended March 31, 2023, an increase of 8.0% compared to the quarter ended March 31, 2022. Constant currency revenue, organic, for the first quarter of 2023 increased 9.8% compared to the prior year period.

Merit’s revenue by operating segment and product category for the three-month periods ended March 31, 2023 and 2022 was as follows (unaudited; in thousands, except for percentages):

	Three Months Ended
	Reported				Constant Currency *
	March 31,			Impact of foreign	March 31,
	2023	2022	% Change	exchange	2023	% Change
Cardiovascular
Peripheral Intervention	$113,783	$105,773	7.6%	$1,623	$115,406	9.1%
Cardiac Intervention	85,328	81,487	4.7%	1,819	87,147	6.9%
Custom Procedural Solutions	47,701	46,262	3.1%	1,243	48,944	5.8%
OEM	41,164	33,414	23.2%	141	41,305	23.6%
Total	287,976	266,936	7.9%	4,826	292,802	9.7%

Endoscopy
Endoscopy Devices	9,589	8,479	13.1%	47	9,636	13.6%

Total	$297,565	$275,415	8.0%	$4,873	$302,438	9.8%

Merit’s GAAP gross margin for the first quarter of 2023 was 46.5%, compared to GAAP gross margin of 43.9% for the prior year period. Merit’s non-GAAP gross margin* for the first quarter of 2023 was 50.1%, compared to non-GAAP gross margin of 47.7% for the prior year period.

Merit’s GAAP net income for the first quarter of 2023 was $20.7 million, or $0.36 per share, compared to GAAP net income of $10.5 million, or $0.18 per share, for the first quarter of 2022. Merit’s non-GAAP net income* for the first quarter of 2023 was $37.5 million, or $0.64 per share, compared to non-GAAP net income of $30.4 million, or $0.53 per share, for the prior year period.

“We delivered 9.8% constant currency revenue growth in the first quarter of 2023, exceeding the high-end of our expectations, driven primarily by better-than-expected growth in both the U.S. and international markets during the month of March,” said Fred P. Lampropoulos, Merit’s Chairman and Chief Executive Officer. “We also delivered significant year-over-year improvements in profitability with non-GAAP gross and operating margins of 50.1% and 16.1%, respectively, and more than 20% growth year-over-year in both non-GAAP net income and non-GAAP earnings per share.”

Mr. Lampropoulos continued: “The impressive start to fiscal year 2023 is a direct result of our team’s continued focus on executing our multi-year strategic plan. We have updated our 2023 financial guidance to reflect the better-than-expected financial results in the first quarter and remain confident in our team’s ability to deliver continued progress in year three of our Foundations for Growth Program and the related financial targets for the three-year period ending December 31, 2023, which call for our constant currency, organic revenue to increase at a CAGR of at least 5%, non-GAAP operating margins of at least 18% and cumulative free cash flow of more than $300 million.”

As of March 31, 2023, Merit had cash and cash equivalents of $57.9 million, total debt obligations of $197.8 million, and available borrowing capacity of approximately $521 million, compared to cash and cash equivalents of $58.4 million, total debt obligations of $198.2 million, and available borrowing capacity of approximately $523 million as of December 31, 2022.

Updated Fiscal Year 2023 Financial Guidance

Based upon the information currently available to Merit’s management, for the year ending December 31, 2023, absent material acquisitions, non-recurring transactions or other factors beyond Merit’s current expectations, Merit now expects the following:

Revenue and Earnings Guidance*

	Updated Guidance	As Reported		Prior Guidance
% Change
Financial Measure	December 31, 2023	December 31, 2022	from Prior Year	December 31, 2023

Net Sales	$1.217 - $1.229 billion	$1.151 billion	6% - 7%	$1.194 - $1.210 billion
Cardiovascular Segment	$1.179 - $1.191 billion	$1.118 billion	5% - 6%	$1.156 - $1.172 billion
Endoscopy Segment	$37.8 - $38.1 million	$32.8 million	15% - 16%	$37.5 - $37.8 million

GAAP
Net Income	$100 - $105 million	$74.5 million		$100 - $105 million
Earnings Per Share	$1.71 - $1.79	$1.29		$1.72 - $1.80

Non-GAAP
Net Income	$166 - $171 million	$155.8 million		$163 - $168 million
Earnings Per Share	$2.83 - $2.93	$2.70		$2.80 - $2.89

*Percentage figures approximated; dollar figures may not foot due to rounding

2023 Net Sales Guidance - % Change from Prior Year (Constant Currency) Reconciliation*

	Updated Guidance		Prior Guidance
	Low	High	Low	High
2023 Net Sales Guidance - % Change from Prior Year (GAAP)	5.7%	6.8%	4.0%	5.0%
Estimated impact of foreign currency exchange rate fluctuations	-0.4%	-0.3%	-1.0%	-1.0%
2023 Net Sales Guidance - % Change from Prior Year (Constant Currency)	6.1%	7.1%	5.0%	6.0%

*Percentage figures approximated; dollar figures may not foot due to rounding

Merit’s financial guidance for the year ending December 31, 2023 is subject to risks and uncertainties identified in this release and Merit’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

CONFERENCE CALL

Merit will hold its investor conference call today, Wednesday, April 26, 2023, at 5:00 p.m. Eastern (4:00 p.m. Central, 3:00 p.m. Mountain, and 2:00 p.m. Pacific). To access the conference call, please pre-register using the following link. Registrants will receive confirmation with dial-in details. A live webcast and slide deck will also be available at merit.com.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,
	2023	December 31,
	(Unaudited)	2022
ASSETS
Current Assets
Cash and cash equivalents	$57,945	$58,408
Trade receivables, net	170,182	164,677
Other receivables	14,559	12,992
Inventories	289,581	265,991
Prepaid expenses and other assets	19,961	22,324
Prepaid income taxes	3,920	3,913
Income tax refund receivables	1,069	779
Total current assets	557,217	529,084

Property and equipment, net	387,450	382,976
Intangible assets, net	263,884	275,872
Goodwill	360,291	359,821
Deferred income tax assets	6,665	6,599
Operating lease right-of-use assets	62,881	65,262
Other assets	45,721	44,352
Total Assets	$1,684,109	$1,663,966

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade payables	$65,588	$68,504
Accrued expenses	119,197	123,189
Current portion of long-term debt	11,250	11,250
Current operating lease liabilities	10,898	11,005
Income taxes payable	9,019	6,697
Total current liabilities	215,952	220,645

Long-term debt	186,423	186,759
Deferred income tax liabilities	18,478	18,462
Long-term income taxes payable	347	347
Liabilities related to unrecognized tax benefits	1,912	1,912
Deferred compensation payable	15,868	15,264
Deferred credits	1,682	1,708
Long-term operating lease liabilities	57,893	59,736
Other long-term obligations	13,899	14,736
Total liabilities	512,454	519,569

Stockholders' Equity
Common stock	681,108	675,174
Retained earnings	501,476	480,773
Accumulated other comprehensive loss	(10,929)	(11,550)
Total stockholders' equity	1,171,655	1,144,397
Total Liabilities and Stockholders' Equity	$1,684,109	$1,663,966

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited; in thousands except per share amounts)

	Three Months Ended
	March 31,
	2023	2022
Net sales	$297,565	$275,415
Cost of sales	159,203	154,508
Gross profit	138,362	120,907

Operating expenses:
Selling, general and administrative	90,144	84,015
Research and development	21,314	17,387
Impairment charges	—	1,672
Contingent consideration expense	521	2,600
Total operating expenses	111,979	105,674

Income from operations	26,383	15,233

Other income (expense):
Interest income	131	104
Interest expense	(2,011)	(1,002)
Other income (expense) — net	997	(164)
Total other expense — net	(883)	(1,062)

Income before income taxes	25,500	14,171

Income tax expense	4,797	3,626

Net income	$20,703	$10,545

Earnings per common share
Basic	$0.36	$0.19
Diluted	$0.36	$0.18

Weighted average shares outstanding
Basic	57,352	56,593
Diluted	58,183	57,531

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands - unaudited)

	Three Months Ended
	March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$20,703	$10,545
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,537	20,466
Write-off of certain intangible assets and other long-term assets	—	1,672
Amortization of right-of-use operating lease assets	2,662	2,584
Adjustments related to contingent consideration liabilities	521	2,600
Stock-based compensation expense	3,969	4,642
Other adjustments	332	218
Changes in operating assets and liabilities, net of acquisitions and divestitures	(34,179)	(30,717)
Total adjustments	(6,158)	1,465
Net cash, cash equivalents, and restricted cash provided by operating activities	14,545	12,010

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for property and equipment	(12,785)	(9,526)
Cash paid in acquisitions, net of cash acquired	(2,000)	—
Other investing, net	(71)	(342)
Net cash, cash equivalents, and restricted cash used in investing activities	(14,856)	(9,868)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	4,028	1,641
(Payments on) proceeds from issuance of long-term debt	(365)	9,625
Contingent payments related to acquisitions	(2,568)	(24,491)
Payment of taxes related to an exchange of common stock	(1,592)	(1,015)
Net cash, cash equivalents, and restricted cash used in financing activities	(497)	(14,240)
Effect of exchange rates on cash	376	111
Net increase in cash, cash equivalents and restricted cash	(432)	(11,987)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Beginning of period	60,558	67,750
End of period	$60,126	$55,763

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH TO THE CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	57,945	53,875
Restricted cash reported in prepaid expenses and other current assets	2,181	1,888
Total cash, cash equivalents and restricted cash	$60,126	$55,763

Non-GAAP Financial Measures

Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that the non-GAAP financial measures referenced in this release provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Non-GAAP financial measures used in this release include:

●	constant currency revenue;
●	constant currency revenue, organic;
●	non-GAAP gross profit and margin;
●	non-GAAP operating income and margin;
●	non-GAAP net income;
●	non-GAAP earnings per share; and
●	free cash flow.

Merit’s management team uses these non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating and financial results to prior periods, to evaluate changes in the results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to measures determined in accordance with GAAP.

Readers should consider non-GAAP measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures generally exclude some, but not all, items that may affect Merit’s net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Merit believes it is useful to exclude such items in the calculation of non-GAAP earnings per share, non-GAAP gross profit and margin, non-GAAP operating income and margin, and non-GAAP net income (in each case, as further illustrated in the reconciliation tables below) because such amounts in any specific period may not directly correlate to the underlying performance of Merit’s business operations and can vary significantly between periods as a result of factors such as acquisition or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain severance expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, corporate transformation expenses, governmental proceedings or changes in tax or industry regulations, gains or losses on disposal of certain assets, and debt issuance costs. Merit may incur similar types of expenses in the future, and the non-GAAP financial information included in this release should not be viewed as a statement or indication that these types of expenses will not recur. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies. Merit urges readers to review the reconciliations of its non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Constant Currency Revenue

Merit’s constant currency revenue is prepared by converting the current-period reported revenue of subsidiaries whose functional currency is a currency other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period and adjusting for the effects of hedging transactions on reported revenue, which are recorded in the U.S. dollar. The constant currency revenue adjustment of $4.9 million to reported revenue for the three-month period ended March 31, 2023 was calculated using the applicable average foreign exchange rates for the three-month period ended March 31, 2022.

Constant Currency Revenue, Organic

Merit’s constant currency revenue, organic, is defined, with respect to prior fiscal year periods, as GAAP revenue. With respect to current fiscal year periods, constant currency revenue, organic, is defined as constant currency revenue (as defined above), less revenue from certain acquisitions. For the three-month period ended March 31, 2023, there were no revenues from acquisitions excluded in the calculation of Merit’s constant currency revenue, organic.

Non-GAAP Gross Profit and Margin

Non-GAAP gross profit is calculated by reducing GAAP cost of sales by amounts recorded for amortization of intangible assets. Non-GAAP gross margin is calculated by dividing non-GAAP gross profit by reported net sales.

Non-GAAP Operating Income and Margin

Non-GAAP operating income is calculated by adjusting GAAP operating income for certain items which are deemed by Merit’s management to be outside of core operations and vary in amount and frequency among periods, such as expenses related to acquisitions or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain severance expenses, performance-based stock compensation expenses, corporate transformation expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings, and changes in governmental or industry regulations, as well as other items referenced in the tables below. Non-GAAP operating margin is calculated by dividing non-GAAP operating income by reported net sales.

Non-GAAP Net Income

Non-GAAP net income is calculated by adjusting GAAP net income for the items set forth in the definition of non-GAAP operating income above, as well as for expenses related to debt issuance costs, gains or losses on disposal of certain assets, changes in tax regulations, and other items set forth in the tables below.

Non-GAAP EPS

Non-GAAP EPS is defined as non-GAAP net income divided by the diluted shares outstanding for the corresponding period.

Free Cash Flow

Free cash flow is defined as cash flow from operations calculated in accordance with GAAP, less capital expenditures for property and equipment calculated in accordance with GAAP, as set forth in the consolidated statement of cash flows.

Non-GAAP Financial Measure Reconciliations

The following tables set forth supplemental financial data and corresponding reconciliations of non-GAAP financial measures to Merit’s corresponding financial measures prepared in accordance with GAAP, in each case, for the three-month periods ended March 31, 2023 and 2022. The non-GAAP income adjustments referenced in the following tables do not reflect non-performance-based stock compensation expense of approximately $2.7 million and $3.4 million for the three-month periods ended March 31, 2023 and 2022, respectively.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(Unaudited; in thousands except per share amounts)

	Three Months Ended
	March 31, 2023
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$25,500	$(4,797)	$20,703	$0.36

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	10,616	(2,553)	8,063	0.14
Operating Expenses
Contingent consideration expense	521	(45)	476	0.01
Amortization of intangibles	1,665	(402)	1,263	0.02
Performance-based share-based compensation (a)	1,287	(87)	1,200	0.02
Corporate transformation and restructuring (b)	3,546	(851)	2,695	0.05
Acquisition-related	255	(61)	194	0.00
Medical Device Regulation expenses (c)	3,658	(878)	2,780	0.05
Other (d)	34	(8)	26	0.00
Other (Income) Expense
Amortization of long-term debt issuance costs	151	(36)	115	0.00

Non-GAAP net income	$47,233	$(9,718)	$37,515	$0.64

Diluted shares				58,183

	Three Months Ended
	March 31, 2022
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$14,171	$(3,626)	$10,545	$0.18

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	10,552	(2,587)	7,965	0.14
Operating Expenses
Contingent consideration expense	2,600	(8)	2,592	0.05
Impairment charges	1,672	(318)	1,354	0.02
Amortization of intangibles	1,607	(398)	1,209	0.02
Performance-based share-based compensation (a)	1,245	(124)	1,121	0.02
Corporate transformation and restructuring (b)	5,077	(1,243)	3,834	0.07
Acquisition-related	228	(55)	173	0.00
Medical Device Regulation expenses (c)	1,919	(470)	1,449	0.03
Other (d)	85	(21)	64	0.00
Other (Income) Expense
Amortization of long-term debt issuance costs	151	(37)	114	0.00

Non-GAAP net income	$39,307	$(8,887)	$30,420	$0.53

Diluted shares				57,531

Note: Certain per share impacts may not sum to totals due to rounding.

Reconciliation of Reported Operating Income to Non-GAAP Operating Income

(Unaudited; in thousands except percentages)

	Three Months Ended		Three Months Ended
	March 31, 2023		March 31, 2022
	Amounts	% Sales	Amounts	% Sales
Net Sales as Reported	$297,565		$275,415

GAAP Operating Income	26,383	8.9%	15,233	5.5%
Cost of Sales
Amortization of intangibles	10,616	3.6%	10,552	3.8%
Operating Expenses
Contingent consideration expense	521	0.2%	2,600	0.9%
Impairment charges	—	—	1,672	0.6%
Amortization of intangibles	1,665	0.6%	1,607	0.6%
Performance-based share-based compensation (a)	1,287	0.4%	1,245	0.5%
Corporate transformation and restructuring (b)	3,546	1.2%	5,077	1.8%
Acquisition-related	255	0.1%	228	0.1%
Medical Device Regulation expenses (c)	3,658	1.2%	1,919	0.7%
Other (d)	34	0.0%	85	0.0%

Non-GAAP Operating Income	$47,965	16.1%	$40,218	14.6%

Note: Certain percentages may not sum to totals due to rounding

a)	Represents performance-based share-based compensation expense, including stock-settled and cash-settled awards.
b)	Includes consulting expenses related to the Foundations for Growth Program and other transformation costs, including severance related to corporate initiatives.
c)	Represents incremental expenses incurred to comply with the E.U. Medical Device Regulation (“MDR”).
d)	Represents costs to comply with Merit’s corporate integrity agreement with the U.S. Department of Justice (the “DOJ”).

Reconciliation of Reported Revenue to Constant Currency Revenue (Non-GAAP), and Constant Currency Revenue, Organic (Non-GAAP)

(Unaudited; in thousands except percentages)

		Three Months Ended
		March 31,
	% Change	2023	2022
Reported Revenue	8.0%	$297,565	$275,415

Add: Impact of foreign exchange		4,873	—

Constant Currency Revenue (a)	9.8%	$302,438	$275,415

Less: Revenue from certain acquisitions		—	—

Constant Currency Revenue, Organic (a)	9.8%	$302,438	$275,415

(a)	A non-GAAP financial measure. For a definition of this and other non-GAAP financial measures, see the section of this release entitled “Non-GAAP Financial Measures.”

Reconciliation of Reported Gross Margin to Non-GAAP Gross Margin (Non-GAAP)

(Unaudited; as a percentage of reported revenue)

	Three Months Ended
	March 31,
	2023	2022
Reported Gross Margin	46.5%	43.9%

Add back impact of:
Amortization of intangibles	3.6%	3.8%

Non-GAAP Gross Margin	50.1%	47.7%

Note: Certain percentages may not sum to totals due to rounding

ABOUT MERIT

Founded in 1987, Merit Medical Systems, Inc. is a leading global manufacturer and marketer of healthcare technology. Merit serves client hospitals worldwide with a domestic and international sales force and clinical support team totaling in excess of 700 individuals. Merit employs approximately 7,100 people worldwide with facilities in South Jordan, Utah; Pearland, Texas; Richmond, Virginia; Aliso Viejo, California; Maastricht and Venlo, The Netherlands; Paris, France; Galway, Ireland; Beijing, China; Tijuana, Mexico; Joinville, Brazil; Ontario, Canada; Melbourne, Australia; Tokyo, Japan; Reading, United Kingdom; Johannesburg, South Africa; and Singapore.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this release which are not purely historical, including, without limitation, statements regarding Merit’s forecasted plans, revenues, net sales, net income (GAAP and non-GAAP), operating income and margin (GAAP and non-GAAP), gross profit and margin (GAAP and non-GAAP), earnings per share (GAAP and non-GAAP), free cash flow, and other financial measures, future growth and profit expectations or forecasted economic conditions, or the implementation of, and results which may be achieved through, Merit’s Foundations for Growth Program or other expense reduction initiatives, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to risks and uncertainties such as those described in Merit’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”) and other filings with the SEC. Such risks and uncertainties include inherent risks and uncertainties relating to Merit’s internal models or the projections in this release; disruptions in Merit’s supply chain, manufacturing or sterilization processes; reduced availability of, and price increases associated with, commodity components and other raw materials; adverse changes in freight, shipping and transportation expenses; negative changes in economic and industry conditions in the United States or other countries, including inflation; risks relating to Merit’s potential inability to successfully manage growth through acquisitions generally, including the inability to effectively integrate acquired operations or products or commercialize technology developed internally or acquired through completed, proposed or future transactions; risks associated with Merit’s ongoing or prospective manufacturing transfers and facility consolidations; fluctuations in interest or foreign currency exchange rates; risks and uncertainties associated with Merit’s information technology systems, including the potential for breaches of security and evolving regulations regarding privacy and data protection; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; consequences associated with a Corporate Integrity Agreement executed between Merit and the U.S. Office of Inspector General; difficulties, delays and expenditures relating to development, testing and regulatory approval or clearance of Merit’s products, including the pursuit of approvals under the MDR, and risks that such products may not be developed successfully or approved for commercial use; litigation and other judicial proceedings affecting Merit; the potential of fines, penalties or other adverse consequences if Merit’s employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; restrictions on Merit’s liquidity or business operations resulting from its debt agreements; infringement of Merit’s technology or the assertion that Merit’s technology infringes the rights of other parties; product recalls and product liability claims; changes in customer purchasing patterns or the mix of products Merit sells; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations, including reforms to the procedures for approval or clearance of Merit’s products by the U.S. Food & Drug Administration or comparable regulatory authorities in other jurisdictions;

changes in tax laws and regulations in the United States or other jurisdictions; termination of relationships with Merit’s suppliers, or failure of such suppliers to perform; concentration of a substantial portion of Merit’s revenues among a few products and procedures; development of new products and technology that could render Merit’s existing or future products obsolete; market acceptance of new products; dependance on distributors to commercialize Merit’s products in various jurisdictions outside the United States; volatility in the market price of Merit’s common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; failure to introduce products in a timely fashion; price and product competition; fluctuations in and obsolescence of inventory; and risks and uncertainties associated with the COVID-19 pandemic and Merit’s response thereto; and other factors referenced in the 2022 Annual Report and other materials filed with the SEC. All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results. Those estimates and all other forward-looking statements included in this document are made only as of the date of this document, and except as otherwise required by applicable law, Merit assumes no obligation to update or disclose revisions to estimates and all other forward-looking statements.

TRADEMARKS

Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc. and its subsidiaries in the United States and other jurisdictions.

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